EXHIBIT 10.8
                         SOFTWARE DEVELOPMENT AGREEMENT


         THIS SOFTWARE DEVELOPMENT AGREEMENT ("Agreement") is made this 5th day of June, 2001 by and between Intuicode, LLC, with offices located at 2424 N Federal HWY, Suite 401, Boca Raton, Florida 33431 ("Vendor") and iGames Entertainment, Inc. with facilities located at 2424 N Federal HWY Suite 411, Boca Raton, Florida 33431 ("Customer") (collectively referred to as the "Parties").

                               W I T N E S S E T H

WHEREAS, Vendor is a Florida limited liability company formed for the purpose of providing computer technology and services; and

WHEREAS, Customer is a Florida corporation and desires Vendor to provide Customer with certain software development services for the creation of a software product to generally be known as Market Challenge 2.0.

NOW, THEREFORE, Customer hereby agrees as follows:


ARTICLE I:  RECITALS AND DEFINITIONS

Section 1.01 -- Recitals: The above recitals and identification of parties are true and correct.

Section 1.02 -- Definitions: The following definitions shall apply:

(1) Cancellation Notice: the term "Cancellation Notice" shall mean that written notice sent by one party to this Agreement to the other party to this Agreement seeking to cancel the Agreement because of breach by such other party.

(2) Computer: The term "Computer" shall mean a computer, computer network or LAN owned and/or operated by the Customer within its principal place of business or acting as its principal technology center

(3)  Contract: The term "Contract" shall mean this Agreement.

(4) Development Services: The term "Development Services" shall mean those certain Market Challenge 2.0 development services provided by Vendor to Customer as are contemplated under the requirements document.

(5) Documentation: The term "Documentation" shall mean a compilation of documents which set forth the hardware and software requirements for the installation, implementation and running of Market Challenge 2.0 and reasonable directions on how to install and implement such software.

(6) Market Challenge 2.0: the term "Market Challenge 2.0" shall mean the executable code, object code and source code for that certain software commonly referred to as Market Challenge 2.0.

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(7)  Services: The term "Services" shall mean the Development Services

(8) Software: The term "Software" shall mean Market Challenge 2.0 as detailed in the Requirements Statement attached hereto as Exhibit "A".

(9) Technology: The term "Technology" shall mean applications, methodologies, techniques, ideas, solutions processes, adaptations, products, concepts, procedures, software, documentation, software libraries, databases, screen displays, graphic interfaces, software utilities, programming and knowledge base structures, organization and compilation techniques and structures for software performance optimization including all copyrights, patents, trademarks service marks, and trade secrets in connection therewith.

(10) Test Date: The term "Test Date" shall mean the date the Software is implemented by Vendor on the Computer

(11) Trade Secrets: The term "Trade Secrets" shall mean trade secrets as defined under Chapter 688 of the Florida Statutes and Section 757 of the Restatement of Torts.


ARTICLE II:  SERVICES

Section 2.01 - Planning: Vendor shall develop and deliver an outline of the system features, hardware requirements, and milestone timelines for the development of the Software within ten days of the execution hereof.

Section 2.02 - Consulting: Vendor shall provide reasonable technical advice, consultations and services as is contemplated in the development, testing and initial implementation of the Software on the Computer.

Section 2.03 - Enhancements: Vendor may develop and implement enhancements to Market Challenge 2.0 under separate contract at rates and terms agreed on by the Parties.

Section 2.04 - Personnel: The personnel assigned to perform the Services shall be knowledgeable and able to perform the tasks assigned in an efficient, high-quality and professional manner.

Section 2.05 - Acceptance: The Services shall be subject to the written approval and acceptance of Customer


ARTICLE III:  SOFTWARE DEVELOPMENT

Section 3.01 - Requirements Statement: A Requirements Statement for the development of the Software is attached hereto as Exhibit "A" and is governed as follows:

         1 Recommendation: Customer has developed a recommended Requirements Statement based upon the description of the Software provided by the Customer and it is attached hereto as Exhibit A.

         2 Acceptance: Customer accepts the Requirements Statement as the sum total of features to be developed by Vendor under this Agreement by execution hereof.

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Section 3.02 - Design: Based upon the Requirements Statement for the Software attached hereto, Vendor shall design Market Challenge 2.0 as a web enabled wagering product, which allows multiple users to wager on stock, record the players wagers in its database, allow for the monitoring of transactions between the site and the user, ASP pages, calculate the odds and status of all wagers for accuracy, and automatically create multiple user name and passwords for the ease and convenience of the users. Nothing in this paragraph shall act as to supercede or alter the contracted for development services described in the Requirements Statement attached hereto.

Section 3.03 - Changes to the Design/Requirements Statement: Customer changes to the design that deviates from the foreseeable development under the Requirements Statement shall be considered outside the scope of this Agreement and shall require separate written contract between the parties at mutually agreed upon rates and terms.

Section 3.04 - Documentation: Vendor shall develop documentation for the Software which sets forth the hardware and software requirements for implementing, maintaining, and running the Software as well as reasonable instructions for implementation of the Software.

Section 3.05 - Testing: Vendor shall test the Software for compliance with the Requirements Statement. Vendor shall demonstrate the Software to Customer personnel.

Section 3.06- Acceptance: Starting on the test date, Customer shall operate and use the Software on a test basis for 30 days. During this testing period Customer shall report all software bugs, malfunctions, errors and/or inconsistencies to Vendor in a timely manner. Vendor shall undertake in a timely manner to correct, eliminate, or work around, within reason, the Customer reported Software deficiencies set forth above. Upon the completion of the test period and the Vendor fixes as described above, Customer shall accept the Software as complete by written acceptance given to the Vendor.


ARTICLE IV:  PAYMENT

Section 4.01 - Purchase Price: The Customer agrees to purchase from the Vendor and the Vendor agrees to sell to the Customer the Software as defined in the Requirements Statement attached hereto as Exhibit A for the price of US$25,000.00 (Twenty-Five Thousand United States Dollar). Vendor shall also receive a fee for the sale, leasing, and/or licensing of the Software by the Customer or related individual or entity, equal to 25% of the revenue derived there from (hereinafter the "Revenue Share"). Revenue herein shall be defined as monetary value of the compensation received for the initial sales, leasing, and/or licensing of the Software and shall not include the transactional revenue from the operation of the Software in the marketplace.

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Section 4.02 -- Payment: The Customer agrees to make payment of the Purchase
Price of US$25,000.00 to the Vendor in three separate payments: the first for $8,000 upon the signing of this Agreement, but not later than June 1, 2001, a second payment of $8000.00 upon verifiable half-way point of completion of the Software, and the balance of $9000.00 upon completion of the Software and delivery, installation, and acceptance of an operational Software system. Payment to Vendor of the Revenue Share shall be made within 30 days of receipt of said revenue by Customer.

Section 4.03 - Expenses: Except as otherwise approved by Customer in writing, all taxes (except income taxes), insurance, postage, travel and shipping costs as well as travel and per diem costs incurred by Vendor in performing Services shall be paid by Vendor.

Section 4.04 - Invoicing: Vendor shall invoice Customer monthly for fees in rendering Consulting Services and Development Services other than as specified in the Requirements Statement attached hereto. Customer shall pay any such invoice in full within 30 days of approving such invoice for payment.


ARTICLE V: TERMINATION

Section 5.01 - Termination Limitations: This Agreement may only be terminated as provided under this Article V.

Section 5.02 - Term and Renewal: This Agreement shall be valid for the duration of the software development process and as long as the Software is being marketed by Customer, its Successors, assigns, nominees, etc.

Section 5.03 - Cancellation: If a party violates its obligations under this Services Agreement or an Order, the other party may cancel this Agreement by sending a Cancellation Notice describing the noncompliance to the noncomplying party. Upon receiving a Cancellation Notice, the noncomplying party shall have 30 days from the date of such notice to either cure any such noncompliance, or, if the noncompliance cannot be cured within such thirty-day period, to begin curing such noncompliance in good faith. If such noncompliance is not cured within the required thirty-day period, or, if the noncompliance cannot be cured within such thirty day period and the noncomplying party does not make a good faith effort to begin curing such noncompliance within such 30 day period, the party providing the Cancellation Notice shall have the right to cancel this Agreement as of the 31st day after the date of the Cancellation Notice

Section 5.04: Effect of Termination: Termination or cancellation of this Agreement shall terminate or cancel (as the case may be) the Agreement. However, termination or cancellation shall relieve the Customer from paying for the work completed by Vendor.

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ARTICLE VI:  INTELLECTUAL PROPERTY

Section 6.01 -- Ownership and Title: Upon acceptance of the Software by the Customer and payment of the sums set forth in Sections 4.01 and 4.02 hereof, Customer shall have the outright ownership and benefit of the Software. Vendor agrees to sign all applications, assignments, instruments and papers and perform all acts necessary to transfer the Software fully and completely to Customer and to enable Customer, its successors, assigns, licensees and nominees, to secure and enjoy the full and exclusive benefits and advantages however nothing in this paragraph shall supercede or act to alter the terms set forth in Section 8.01 hereof. In addition such transfer of rights from Vendor to Customer shall not affect Vendor's continued right to its Revenue Share as set forth in Section
4.01 hereof or for enforcement thereof.

Section 6.02 -- Copies: Customer shall have the right to make additional copies of the Software and Documentation for back-up use on the Computer. Vendor will not develop, sell, or assign an instance or copy of the Software in the future to any party.

Section 6.03 -- Customer Technology: The Customer Technology shall be the exclusive property of Customer, and Customer shall be the exclusive owner of all the rights, title and ownership interest therein. Customer hereby grants Vendor a restricted license to use the Customer Technology for purposes of performing this Agreement.

Section 6.04 -- Trade Secrets: Neither party hereto shall disclose Trade Secrets without the prior written consent of the other party. The parties hereby acknowledge and agree that the Trade Secrets derive independent economic value (actual or potential) from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; are the subject of reasonable efforts under the circumstances to maintain their secrecy; and are trade secrets as defined under Chapter 688 of the Florida Statutes [ss.688.002(4)] and ss.757 of the Restatement of Torts.

Section 6.05 -- Registration: Each party hereby agrees to cooperate with the other party in securing or registering the rights of such party as set forth under this Article VI.

Section 6.06 -- Continuation: The terms and provisions of Section 6.03 and 6.04 shall survive termination and cancellation of this Agreement.


ARTICLE VII:  WARRANTY

Section 7.01 - Services Warranty: Vendor hereby represents and warrants that all the services performed under this Agreement shall be performed on a best efforts basis by qualified personnel in accordance with standard industry practices for such services.

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Section 7.02 -- Development: Vendor represents and warrants that the programming and source code used in the creation of the Software will not infringe upon and be compliant with licensing requirements and copyrights for any non-original Vendor developed programming and source code. Vendor also represents and warrants that it did not program the Software to contain any back door, time bomb, drop dead device, virus, Trojan horse, worm, or other software routine designed to (a) disable any computer program automatically with the passage of time or occurrence of any event or under the control of a person other than the Customer; (b) permit unauthorized access by third parties due to embedded or erroneous code; or (c) disable, erase or otherwise harm the Software or Customer's data or hardware.

Section 7.03 - Good Faith/Record Keeping: The Customer warrants that it will act in the utmost good faith with regard to the day-to-day operation, deployment, and sale/licensing/leasing of the Software. The Customer also warrants that it will timely inform Vendor of all transactions in the Software that would trigger a Revenue Share by Vendor and that Customer will maintain accurate and timely books and records of all such transactions and will make same available to Vendor for reasonable inspection upon notice for the sole purpose of verifying the revenues which may result in Revenue Share and calculation thereof. The Customer further warrants that it will not transfer the Software other than for monies in an amount equal or greater than fair market value or in any manner, which could be construed as an attempt to circumvent Vendor's revenue sharing hereunder.

Section 7.04 -- Indemnification: Vendor shall defend, indemnify, hold harmless and release Customer against any damages or liability arising from or in connection with a violation of the representations set forth in Section 7.02 above and any negligent or willful act by Customer causing damages to Vendor. Customer shall defend, indemnify, hold harmless and release Vendor against any damages or liability arising from or in connection with the use, sale, licensing, and/or leasing of the Software which infringes or violates a trademark, trade name, patent, law or regulation and for any end user, licensor, purchaser, or lesser damages as a result of the use, license, purchase, or lease of the Software other than as a result of violation of the representations set forth in Section 7.02 above.

NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, PUNITIVE, SPECIAL OR INCIDENTAL DAMAGES, WHETHER FORESEEABLE OR UNFORSEEABLE, BSED ON CLAIMS OF THE OTHER PARTY OR ITS CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF DATA, STOPPAGE OR OTHER WORK OR IMPAIRMENT OF OTHER ASSETS; OR LABOR CLAIMS), ARISING OUR OF BREACH OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR TOERHWISE, EXCEPT ONLY IN THE CASE OF DEATH OR PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABEL LAW REQUIRES SUCH LIABILITY. WITH THE EXCEPTION OF INDEMNITY OBLIGATIONS SE FORTH IN THIS PAGREEMENT (WHICH ARE EXPRESSLY EXCLUDED FROM THE LIMITATIONS SET OUT IN THIS CLAUSE); THE AGGREGATE LIABILITY OF EITHER PARTY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS CONTEMPLATED BY AND PAID UNDER THIS AGREEMENT, WHICH IN ANY EVENT SHALL NOT EXCEED $200,000.00.

This Section 7.03 shall survive termination of this Agreement.

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ARTICLE VIII:  MISCELLANEOUS

Section 8.01 -- Assignments: All assignments of rights under this Agreement by Customer without the prior written consent of Vendor shall be void.

Section 8.02 -- Entire Agreement: This Agreement contains the entire understanding of the Parties and supersedes previous verbal and written agreements between the parties concerning maintenance, user support, consulting services, development services and training services for the Software.

Section 8.03 -- Amendments and Modifications: Waivers, alterations, modifications or amendments of a provision of this Agreement shall not be binding unless such waiver, alteration, modification or amendment is in writing and signed by an authorized representative of both parties.

Section 8.04 -- Severability: If a provision of this Agreement is rendered invalid, the remaining provisions shall remain in full force and effect.

Section 8.05 -- Captions: The headings and captions of this Agreement are inserted for reference convenience and do not define, limit or describe the scope or intent of this Agreement or any particular section, paragraph, or provision.

Section 8.06 -- Counterparts: This Agreement may be executed in multiple counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

Section 8.07 -- Governing Law: This Agreement is governed by the laws of the State of Florida and venue shall be the courts of West Palm Beach, Florida.

Section 8.08 -- Notice: Notices shall be in writing and shall be deemed delivered in person when delivered by courier or mailed postage prepaid by Certified or Registered Mail -- Return Receipt Requested -- to the person and address designated below. Notice shall be deemed given on the date of receipt -- as evidenced in the case of Certified or Registered Mail by Return Receipt.


Party                                       Address
-----                                       -------
Intuicode, LLC.


IGames Entertainment, Inc.

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Section 8.09 -- Pronouns/Gender: Pronouns and nouns shall refer to the masculine, feminine, neuter, singular or plural, as the context shall require.

Section 8.10 -- Bankruptcy: If either party must institute, defend, appear or attend a bankruptcy proceeding as a result of the filing of bankruptcy by the other party, fees and expenses shall be paid by the filing party. If either party has a bankruptcy proceeding filed against it, the other party shall recover attorney fees, expert witness fees, and other costs incurred by such other party in connection with the bankruptcy proceeding, hearing or trial.

Section 8.11 -- Waiver: Waiver of breach of this Agreement shall not constitute waiver of another breach. Failing to enforce a provision of this Agreement shall not constitute a waiver or create an estoppel from enforcing such provision.

Section 8.12 -- Relationship of the Parties: It is agreed that the relationship of the parties is primarily that of customer and vendor. Nothing herein shall be construed as creating a partnership, an employment relationship, or an agency relationship between the parties, or as authorizing either party to act as agent for the other. Each party maintains its separate identity.

Section 8.13 -- Arbitration: Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules (excluding Expedited Procedures) of the American Arbitration Association in Palm Beach County, Florida. Judgment upon the award rendered by the arbitrators may be entered in any Court having jurisdiction thereof, unless a subsequent request for reconsideration has been filed by Customer under this Section 9.13. Three qualified arbitrators shall be appointed in accordance with the Commercial Arbitration Rules (excluding Expedited Procedures) of the American Arbitration Association and this Agreement. Such qualified arbitrators shall be members of the Florida Bar and shall have at least 5 years of experience in computer law matters. Each party shall have the right of discovery as set forth in the Federal Rules of Civil Procedure. A stenographer shall be present at the arbitration proceedings and the stenographer record shall be the official record of the proceeding. The arbitration award shall be in writing and shall include findings of fact and conclusions of law. Customer shall have the right to appeal any decision by the arbitrators by filing a request for reconsideration of any arbitration decision with the American Arbitration Association within 90 days of receiving such decision. Upon receiving such request for reconsideration, the American Arbitration Association shall reconsider the matter de novo using a different panel of three appellate arbitrators and the foregoing procedures. Such panel of appellate arbitrators shall be elected using the same procedures as used to select the original panel of arbitrators. Each party shall pay an equal share of the fees and expenses of the arbitrators and administrative fees and expenses of arbitration. Florida Statutes shall apply.

Section 8.14 -- Assurances: Each party hereby represents and warrants that all representations, warranties, recitals, statements and information provided to each other under this Agreement are true, correct and accurate as of the date of this Agreement to the best of their knowledge.

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Section 8.15 -- Litigation Expense: In the event of litigation or arbitration arising out of this Agreement, each party shall pay its own costs and expenses of litigation and arbitration (excluding fees and expenses of arbitrators and administrative fees and expenses of arbitration).

Section 8.16 - Equitable Relief: The Parties acknowledge that the subject matter of this Agreement is unique and that money damages may be inadequate and that the non-breaching party shall be entitled to the equitable remedy of specific performance of the obligations contemplated herein and/or injunctive relief.

Section 8.17 -- Material: Time is of the essence. Each obligation of the parties hereunder is material.


         IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Vendor:                                        Customer:

Intuicode, LLC                                 iGames Entertainment, Inc.


BY:_/s/Jeremy Stein_________________           BY:______/s/Michael Friedman____

Its:___Jeremy Stein_________________           Its:____________________________


Date:____6/4/01___________                     Date:____6/4/01_______________